Exhibit 13.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Xylo Technologies Ltd., formerly known as Medigus Ltd., a company organized under the laws of the State of Israel (the “Company”), does hereby certify that, to his knowledge:

1.	This Annual Report on Form 20-F for the year ended December 31, 2024 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2025	/s/ Liron Carmel
Liron Carmel
Chief Executive Officer

This certification accompanies this annual report on Form 20-F pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.